UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D)
OF THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): October 17, 2023

Mondee Holdings, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-39943	88-3292448
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

10800 Pecan Park Blvd Suite 315 Austin, Texas	78750
(Address of principal executive offices)	(Zip Code)
(650) 646-3320
(Registrant’s telephone number, including area code)
Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A common stock, $0.0001 par value per share	MOND	The Nasdaq Stock Market LLC
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement

As previously disclosed by Mondee Holdings, Inc. (the “Company”) on its Current Report on Form 8-K, filed on September 30, 2022, on September 29, 2022 the Company completed a private placement of the Company’s Series A Preferred Stock, par value $0.0001 per share (the “Series A Preferred Stock”), and warrants (the “Original Warrants”) to purchase shares of the Company’s Class A Common Stock, par value $0.0001 ( “Common Stock”), pursuant to the terms of those certain Subscription Agreements, dated September 29, 2022, by and between the Company and certain investors thereto, that certain Registration Rights Agreement, dated September 29, 2022, by and between the Company and certain subscribers thereto, and that certain Warrant Agreement, dated September 29, 2022 (the “Original Warrant Agreement”) by and between the Company and Continental Stock Transfer & Trust Company (“CST”).

On October 17, 2023, the Company completed a subsequent private placement of the Company’s newly designated Series A-3 Preferred Stock, par value $0.0001 per share (the “Series A-3 Preferred Stock”), and warrants (the “Incremental Warrants” and, together with the Original Warrants, the “Warrants”) to purchase shares of Common Stock (the “2023 Financing Transaction”), pursuant to the terms of that certain Subscription Agreement and Plan of Reorganization, dated October 17, 2023 (the “Subscription Agreement”), by and between the Company and Tuesday Investor LLC (the “Subscriber”), that certain Amended and Restated Registration Rights Agreement, dated October 17, 2023 (the “A&R Registration Rights Agreement”), by and between the Company, the Subscriber and NH Credit Partners III Holdings L.P. (the “MS Investor” and, together with the Subscriber, the “Original Subscribers”) and that certain Warrant Agreement, dated October 17, 2023 (the “New Warrant Agreement”), by and between the Company and CST.

In connection with the 2023 Financing Transaction, on October 17, 2023, the Company and certain executive officers and directors, solely in their capacity as stockholders of the Company, entered into a voting agreement relating to appointments to the Company’s board of directors in certain events (the “Voting Agreement”). Also in connection with the 2023 Financing Transaction and on the same date, the Company also entered into a letter agreement (the “Letter Agreement”) with MS Investor whereby the Company and MS Investor agreed to certain terms relating to a potential future investment in the Company and MS Investor provided certain agreements and waivers relating to the 2023 Financing Transaction.

Subscription Agreement

In accordance with the terms and conditions of the Subscription Agreement, the Company sold to the Subscriber 10,000 shares of Series A-3 Preferred Stock at a purchase price of $1,000 per share (the “Stated Value”), together with Incremental Warrants to purchase 1,275,000 shares of Common Stock (including 1,125,000 warrants issued to the Subscriber in exchange for surrendering the Original Warrants and 150,000 additional warrants) (the “Warrant Shares”).

In connection with the 2023 Financing Transaction, the Company received gross proceeds of $10 million, before deducting transaction expenses.

The Subscription Agreement contains representations and warranties by the Company and the Subscriber and covenants of the Company and the Subscriber (including indemnification from the Company in the event of breaches of its representations and warranties) and other rights, obligations and restrictions, which the Company believes are customary for transactions of this type.

A&R Registration Rights Agreement

Pursuant to the A&R Registration Rights Agreement, the Company is required to file a registration statement to cover the resale of the Warrants and Warrant Shares within 30 calendar days following the closing of the 2023 Financing Transaction and use commercially reasonable efforts to have such registration statement declared effective as soon as practicable after the filing thereof, but no later than the earlier of (i) 90 days following the closing of the 2023 Financing Transaction (or 120 days if the Company is notified by the Securities and Exchange Commission that the registration statement will be reviewed) and (ii) the 10th business day after the Company is notified by the Securities and Exchange Commission that the registration statement will not be reviewed or will not be subject to further review. The A&R Registration Rights Agreement further provides that the Original Subscribers will be entitled to certain customary “piggyback” registration rights and contains additional customary covenants between the Company and the Original Subscribers.

A&R Certificate of Designation

In connection with the 2023 Financing Transaction, on October 17, 2023, the Company filed an Amended and Restated Certificate of Designation of Preferences, Rights and Limitations of Series A-1, Series A-2 and Series A-3 Preferred Stock (the “A&R Certificate of Designation”) with the Secretary of State of the State of Delaware, which (i) re-classified the Series A Preferred Stock previously held by MS Investor as “Series A-1 Preferred Stock” (the “Series A-1 Preferred Stock”), the Series A Preferred Stock previously held by the Subscriber as “Series A-2 Preferred Stock” (the “Series A-2 Preferred Stock”) and created and issued to the Subscriber a new series of preferred stock classified as “Series A-3 Preferred Stock” (the “Series A-3 Preferred Stock” and, together with the Series A-1 Preferred Stock and the Series A-2 Preferred Stock, the “Preferred Stock”) and (ii) otherwise amended and restated the rights, preferences, privileges, qualifications, limitations and restrictions relating to the Preferred Stock. The A&R Certificate of Designation became effective with the Secretary of State of the State of Delaware upon filing.

Pursuant to the A&R Certificate of Designation, the Preferred Stock is not convertible into shares of Common Stock of the Company. Holders of the Preferred Stock are entitled to receive dividends with respect to each share of Preferred Stock at a rate equal to (i) with respect to the Series A-1 Preferred Stock (x) with respect to a dividend accrued prior to the second anniversary of September 29, 2022 (the “Original Issue Date”), the Secured Overnight Finance Rate (“SOFR”) plus 7.00% per annum and (y) with respect to a dividend accrued from and after the second anniversary of the Original Issue Date, SOFR plus 10.50% per annum, and (ii) with respect to the Series A-2 Preferred Stock and Series A-3 Preferred Stock (x) with respect to a dividend accrued from the Original Issue Date to, but excluding, October 17, 2023 (the “Incremental Closing Date”), SOFR plus 7.00% per annum, (y) with respect to a dividend accrued from and after the Incremental Closing Date to, but excluding, the second anniversary of the Original Issue Date, SOFR plus 8.50% per annum, and (z) with respect to a dividend accrued from and after the second anniversary of the Original Issue Date, SOFR plus 12.00% per annum, payable quarterly. The Company, at its option, may redeem for cash all, but not less than all, of the outstanding shares of Preferred Stock at a redemption price for each class of Preferred Stock as determined pursuant to the terms of the A&R Certificate of Designation (the “Redemption Price”). The Company has also granted holders of (i) the Series A-1 Preferred Stock the right to cause the Company to purchase the shares of Preferred Stock (the “Series A-1 Put Right”) any time after the fifth anniversary of Original Issue Date and (ii) the Series A-2 and Series A-3 Preferred Stock the right to cause the Company to purchase the shares of Preferred Stock (together with the Series A-1 Put Right, as applicable, the “Put Right”) any time after the fourth anniversary of the Original Issue Date, which date shall be accelerated to March 31, 2026 if the Company fails to have an Adjusted EBITDA (as defined in the A&R Certificate of Designation) of at least $50 million for the Company’s 2025 fiscal year, in each case, at a price equal to the Stated Value plus accrued and unpaid dividends (the “Put Price”).

In the event a Non-Compliance Event (as defined in the A&R Certificate of Designation) occurs, the Stated Value and the accrued but unpaid dividends shall each accrete by an additional 0.50% each month during the continuance of such Non-Compliance Event. In the event the holders exercise the Put Right and the Company fails to pay the Put Price to the holders for a period of six months following receipt of notice of exercise of the Put Right, the holders of a majority of outstanding shares of Series A-2 Preferred Stock and Series A-3 Preferred Stock, acting as one class (the “A-2 and A-3 Majority Holders”), may elect to have the Company deliver a promissory note (the “Promissory Note”) in the amount equal to the unpaid Put Price, a form a which is attached to the A&R Certificate of Designation. The Company has executed the Promissory Note, which will not be effective unless and until such event occurs.

The Preferred Stock of each series, with respect to dividend rights, rights on the distribution of assets on any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Company and redemption rights, rank: (a) on a parity basis with each other and with each other class or series of any and all shares of, rights to purchase, warrants or options for, or other equivalents of or interests in (however designated) equity (“Capital Stock”) of the Company now existing or hereafter authorized, classified or reclassified, the terms of which expressly provide that such class or series ranks on a parity basis with the Preferred Stock as to dividend rights, rights on the distribution of assets on any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the

Company and (except as permitted hereby) redemption rights (such Capital Stock, “Parity Stock”); (b) junior to each other class or series of Capital Stock of the Company now existing or hereafter authorized, classified or reclassified, the terms of which expressly provide that such class or series ranks senior to the Preferred Stock as to dividend rights, rights on the distribution of assets on any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Company and (except as permitted hereby) redemption rights (such Capital Stock, “Senior Stock”); and (c) senior to the Common Stock and each other class or series of Capital Stock of the Company now existing or hereafter authorized, classified or reclassified, the terms of which do not expressly provide that such class or series ranks on a parity basis with, or senior to, the Preferred Stock as to dividend rights, rights on the distribution of assets on any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Company and (except as permitted hereby) redemption rights (such Capital Stock, “Junior Stock”).

In the event of any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Company, the holders of Preferred Stock are entitled, out of assets legally available therefor, before any distribution or payment out of the assets of the Company may be made to or set aside for the holders of any Junior Stock, and subject to the rights of the holders of any Senior Stock or Parity Stock issued in accordance with the A&R Certificate of Designation and the rights of the Company’s existing and future creditors, to receive in full a liquidating distribution in cash and in the amount per share of Preferred Stock equal to the Redemption Price as of the date of such voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Company.

Holders of Preferred Stock do not have any voting rights except in respect of such matters as set forth in the A&R Certificate of Designation or otherwise required by applicable law. On any matter on which holders of Preferred Stock are entitled to vote, the holders shall vote separately as a single class with respect to the Preferred Stock, in person or by proxy, at a meeting called for such purpose or by written consent without a meeting. Shares of Preferred Stock held by an Excluded Holder (as defined in the A&R Certificate of Designation) are not be entitled to vote. The Preferred Stock also have certain protective provisions, such as requiring the vote of a majority of Preferred Stock to change or amend their rights, powers, privileges, limitations and restrictions. The A-2 and A-3 Majority Holders have certain additional protective provisions, including relating to the use of proceeds from the 2023 Financing Transaction, the appointment or removal without cause of any director designated by the majority holders of the Series A-2 Preferred Stock and Series A-3 Preferred Stock (as discussed below) and increasing the size of the Company’s board of directors to more than eight directors.

So long as the holder of the majority of the Preferred Stock issued on the Incremental Closing Date (the “Majority Preferred Investor”) continues to own at least 50% of the shares of Series A Preferred Stock then outstanding, the Majority Preferred Investor has the right to appoint one observer to the Company’s board of directors and any committee thereof, subject to the terms and conditions set forth in the A&R Certificate of Designation. If the Company fails to achieve an adjusted EBITDA of at least $40 million for the Company’s 2024 fiscal year and the holders of the A-2 Preferred Stock and Series A-3 Preferred Stock hold Series A-2 Preferred Stock and Series A-3 Preferred Stock representing an aggregate Stated Value of at least $23,976,322.56, the A-2 and A-3 Majority Holders shall be entitled to appoint an individual of the A-2 and A-3 Majority Holder’s choosing to the Company’s board of directors not later than the date of the immediately upcoming meeting of stockholders for the election of directors. In addition, if the holders of Series A-2 Preferred Stock and Series A-3 Preferred Stock hold Series A-2 Preferred Stock and Series A-3 Preferred Stock representing an aggregate Stated Value of at least $23,976,322.56 (or, to the extent the right in the preceding sentence shall have been triggered, at least $71,928,967.69), as of January 1, 2026, the A-2 and A-3 Majority Holders shall be entitled to appoint one additional individual of the A-2 and A-3 Majority Holders’ choosing to the Company’s board of directors not later than the date of the immediately upcoming meeting of stockholders for the election of directors. In each case the directors serving immediately prior to these board changes shall approve the appointment of such additional directors designated by the A-2 and A-3 Majority Holders as the case may be. If the A-2 and A-3 Majority Holders fail to elect a sufficient number of directors to fill all directorships for which they are entitled to elect directors pursuant to these provisions, then any directorship not so filled shall remain vacant until such time as the A-2 and A-3 Majority Holders elect an individual to fill such directorship by vote or written consent. The foregoing director appointment rights are referred to as the “Director Appointments.”

If, in the 60-day period following the date of the A&R Certificate of Designation, the current holder of Series A-1 Preferred Stock makes an investment in the Company, through the purchase of Series A-3 Preferred Stock, of the amount of at least US$1.3 million (the “Additional Investment”), (a) the Series A-1 Preferred Stock held by such holder shall be re-classified as Series A-2 Preferred Stock and (b) the holder shall be issued Series A-3 Preferred

Stock (at a price per share of $1,000 per share) reflecting the amount of the Additional Investment. For the avoidance of doubt, any such Series A-3 Preferred Stock issued shall count against, and be deducted from, the 5,000 shares of Series A-3 Preferred Stock authorized but unissued under the A&R Certificate of Designation. .

Warrants

The Warrants issued to the Subscriber under the Subscription Agreement and pursuant to the New Warrant Agreement are exercisable from the date of issuance through the five-year anniversary of the date of the Original Warrant Agreement at an exercise price of $7.50 per share, subject to customary anti-dilution adjustments in the event of certain future equity issuances, future subdivisions (by any stock split, recapitalization or otherwise), combinations or similar events, and certain events of capital reorganization, reclassification, consolidation or merger, or sale of substantially all of the Company’s assets, and subject to price-based adjustment, in the event of any issuances of Common Stock, or securities convertible, exercisable or exchangeable for, or any rights, warrants or options to subscribe for or purchase any of the foregoing for, Common Stock at a price below the then-applicable exercise price (subject to certain exceptions), or other similar transaction of the Company as set forth in the Warrants. The Warrants also have participation rights on an as-converted basis with respect to certain distributions made by the Company. The Warrants may be exercised for cash in an amount equal to the aggregate exercise price, or in lieu of paying the aggregate exercise price, the holder of the Warrants may elect a cashless exercise in accordance with the terms of the Warrants.

Prior to the issuance of shares of Common Stock upon exercise of the Warrants, the Warrant holder is not entitled to vote or be deemed the holder of shares of Common Stock.

Voting Agreement

Pursuant to the Voting Agreement, Prasad Gundumogula and Orestes Fintiklis, solely in their capacity as stockholders of the Company, agreed, among other things, to vote all of their securities of the Company that may vote in the election of the Company’s directors in such manner as may be necessary to effect the Director Appointments, including with respect to director nominations, director elections and filling director vacancies, pursuant to the terms and conditions set forth therein.

Letter Agreement

Pursuant to the Letter Agreement, MS Investor acknowledged and agreed to the terms of the A&R Certificate of Designation and waived any and all adjustments required pursuant to the terms of the Original Warrant Agreement. The Company and MS Investor agreed to the Additional Investment terms set forth in the A&R Certificate of Designation as well as the reissuance of the warrants currently held by MS Investor with the same terms of the Incremental Warrants held by Subscriber upon the closing of such Additional Investment.

The foregoing descriptions of the A&R Certificate of Designation, the Subscription Agreement, the A&R Registration Rights Agreement, the Promissory Note, the New Warrant Agreement, the Voting Agreement and the Letter Agreement do not purport to be complete and are qualified in their entirety by reference to the full text of the A&R Certificate of Designation, the Subscription Agreement, the A&R Registration Rights Agreement, the Promissory Note, the New Warrant Agreement, the Voting Agreement and the Letter Agreement, which are filed as Exhibits 3.1, 10.1, 10.2, 10.3, 10.4, 10.5 and 10.6, respectively, to this Current Report on Form 8-K and are incorporated herein by reference.
Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off Balance Sheet Arrangement of a Registrant.

The disclosure set forth above under Item 1.01 with respect to the Promissory Note is incorporated by reference into this Item 2.03.
Item 3.02 Unregistered Sale of Equity Securities

The information contained in Item 1.01 of this Current Report on Form 8-K regarding the sale and offer of the Preferred Stock and Warrants, the Subscription Agreement, A&R Registration Rights Agreement, and the terms of the Preferred Stock is incorporated herein by reference.

The securities issued to the Subscriber under the Subscription Agreement were issued pursuant to the exemption from the registration requirements of the Securities Act set forth under Section 4(a)(2) of the Securities Act of 1933, as amended. Neither this Current Report on Form 8-K nor any of the exhibits attached hereto is an offer to sell or the solicitation of an offer to buy the securities described herein or therein.
Item 3.03 Material Modification to Rights of Securityholders

The information contained in Item 1.01 of this Current Report on Form 8-K regarding the A&R Certificate of Designation and the terms of the Preferred Stock is incorporated herein by reference.
Item 5.03 Amendments to Articles of Incorporation or Bylaws: Change in Fiscal Year.

The information contained in Item 1.01 of this Current Report on Form 8-K regarding the A&R Certificate of Designation and the terms of the Preferred Stock is incorporated herein by reference.
Item 7.01 Regulation FD Disclosure.

On October 17, 2023, the Company issued a press release announcing the completion of the 2023 Financing Transaction, a copy of which is attached hereto as Exhibit 99.1 and incorporated herein by reference.

The information in this Item 7.01, is furnished and shall not be deemed “filed” for purposes of Section 18 of the Exchange Act, or otherwise subject to liabilities under that section, and shall not be deemed to be incorporated by reference into the filings of the registrant under the Exchange Act, regardless of any general incorporation language in such filings. This Report will not be deemed an admission as to the materiality of any information contained in this Item 7.01.
Item 9.01 Financial Statements and Exhibits

(d) Exhibits.

Exhibit No.	Description
3.1	Amended and Restated Certificate of Designation of Preferences, Rights and Limitations of Series A-1, Series A-2 and Series A-3 Preferred Stock
10.1†	Subscription Agreement and Plan of Reorganization, dated October 17, 2023, by and between the Company and the Subscriber
10.2†	Amended and Restated Registration Rights Agreement, dated October 17, 2023, by and between the Company and the Original Subscribers
10.3†	Promissory Note, dated October 17, 2023, by and between the Company and the Subscriber
10.4	Warrant Agreement, dated October 17, 2023, by and between the Company and Continental Stock Transfer & Trust Company
10.5	Voting Agreement, dated October 17, 2023, by and between the Company and the stockholders named therein
10.6†	Letter Agreement, dated October 17, 2023, by and between the Company and MS Investor
99.1	Press Release dated October 17, 2023
104	Cover Page Interactive Data File

†	Certain confidential information (indicated by brackets and asterisks) has been omitted from this exhibit because it is both (i) not material and (ii) the type of information that the registrant treats as private or confidential

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MONDEE HOLDINGS, INC.

Dated: October 23, 2023

	By:	/s/ Jesus Portillo
Name: Jesus Portillo Title: Chief Financial Officer